2nd Quarter 2006 Fiscal Year Earnings Conference Call August 9, 2006

Forward looking statement This presentation contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this presentation not dealing with historical results are forward-looking and are based on various assumptions, and are made with the intention that they be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement as part of this presentation for purposes of these safe harbor provisions. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, changes in general economic and business conditions. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Stifel disclaims any intent or obligation to update these forward-looking statements. For a discussion of risks and uncertainties, please see the factors affecting the company and the financial services industry in the Company's Annual Report on Form 10K and management's discussion and analysis of results in the Company's quarterly reports on Form 10Q.

2nd Quarter Update 2006

Second Quarter Items Two full quarters incorporating LM Capital Markets units Accounting for Private Placement to LM Associates completed in January Accounting for other Stock based Compensation for LM Associates Difficult Market Conditions

Second Quarter 2006 Financial Results

YTD 2006 Financial Results

2006 Quarterly Impact of Acquisition Costs

Annual Income Statement Impact

Second Quarter Core Earnings

Quarterly Investment Banking

Second Quarter Core Earnings

Private Client Segment

Equity Capital Markets Segment

Fixed Income Capital Markets Segment

Other Financial Data

Business Mix

Questions and Answers